UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 1, 2021

NextPlay Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	001-38402	26-3509845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1560 Sawgrass Corporate Parkway, Suite 130, Sunrise, Florida	33323
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 888-9779

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 Per Share	NXTP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 1, 2021, NextPlay Technologies, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), an aggregate of 18,987,342 shares (the “Shares”) of the Company’s common stock, par value $0.00001 per share (“Common Stock”), together with warrants to purchase an aggregate of 14,240,508 shares of Common Stock (the “Warrants”), at a combined price of $1.58 per Share and accompanying three quarters of a Warrant.

The Offering closed on November 3, 2021. The Shares, Warrants and shares of Common Stock issuable upon exercise of the Warrants were offered pursuant to a prospectus supplement, filed with the Securities and Exchange Commission (the “Commission”) on November 3, 2021, to the Company’s effective shelf registration statement on Form S-3 (File No. 333-257457) (the “Registration Statement”), which was initially filed with the Commission on June 25, 2021, was amended on September 24, 2021 and October 27, 2021, and was declared effective on October 29, 2021.

The Offering resulted in gross proceeds to the Company of approximately $30.0 million, before deducting the Placement Agent fees and related offering expenses, and excluding proceeds to the Company, if any, that may result from the future exercise of Warrants issued in the Offering.

The net proceeds to the Company from the Offering, after deducting the Placement Agent’s fees and expenses and estimated offering expenses (excluding proceeds to the Company, if any, from the future exercise of the Warrants) were approximately $27.85 million. The Company currently intends to use a portion of the net proceeds to pay down certain existing indebtedness, and to use the remainder for other working capital and general corporate purposes.

The Purchase Agreement contains customary conditions to closing, representations and warranties of the Company, and termination rights of the parties, as well as certain indemnification obligations of the Company and ongoing covenants for the Company. In addition, under the Purchase Agreement, the Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of the Company’s (or its subsidiaries’) Common Stock or common stock equivalents for a period of 90 days from the closing of the Offering, other than certain exempt issuances including, but not limited to, securities issued pursuant to the Company’s equity compensation plans and for strategic acquisitions (subject to certain customary requirements). Additionally, in connection with the Offering, each of the officers and directors of the Company entered into lock-up agreements, pursuant to which they agreed not to sell or transfer any of the Company securities they hold, subject to certain exceptions, during the 90-day period following the closing of the Offering.

Each whole Warrant sold in the Offering will be exercisable for one share of Common Stock at an initial exercise price of $1.97 per share (the “Initial Exercise Price”), the closing sales price of the Company’s Common Stock on October 29, 2021 (the last trading day prior to the date that the Purchase Agreement was entered into). The Warrants may be exercised commencing six months after the issuance date (the “Initial Exercise Date”) and terminating on the fifth anniversary of the Initial Exercise Date. The Warrants are exercisable for cash; provided, however that they may be exercised on a cashless exercise basis if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of Common Stock issuable upon exercise of the Warrants. The exercise of the Warrants will be subject to a beneficial ownership limitation, which will prohibit the exercise thereof, if upon such exercise the holder of the Warrants, its affiliates and any other persons or entities acting as a group together with the holder or any of the holder’s affiliates would hold 4.99% (or, upon election of a purchaser prior to the issuance of any shares, 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of the Warrant held by the applicable holder, provided that the holders may increase or decrease the beneficial ownership limitation (up to a maximum of 9.99%) upon 61 days advance notice to the Company, which 61 day period cannot be waived.

The Warrants also include certain anti-dilution rights, which provide that if at any time the Warrants are outstanding, the Company issues or enters into any agreement to issue, or is deemed to have issued or entered into an agreement to issue (which includes the issuance of securities convertible or exercisable for shares of Common Stock), securities for consideration less than the then current exercise price of the Warrants, the exercise price of such Warrants will be automatically reduced to the lowest price per share of consideration provided or deemed to have been provided for such securities; provided, however, that unless and until the Company has received stockholder approval to reduce the exercise price of the Warrants below $1.97 per share (the “Floor Price”), no such adjustment to the exercise price may be made. Pursuant to the Purchase Agreement, the Company has agreed to use its reasonable best efforts to obtain stockholder approval within 90 days from the date of the prospectus supplement to remove the Floor Price of the Warrants. In the event that such stockholder approval is not obtained within 90 days of the date of the prospectus supplement, the Company has agreed to hold a special meeting of its stockholders every three months thereafter, for so long as the Warrants remain outstanding, to obtain such stockholder approval.

If the Company fails for any reason to deliver shares of Common Stock upon the valid exercise of the Warrants, subject to its receipt of a valid exercise notice and the aggregate exercise price, by the time period set forth in the Warrants, the Company will be required to pay the applicable holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of shares subject to such exercise (as calculated in the Warrant), $10 per trading day (increasing to $20 per trading day on the third trading day after such liquidated damages begin to accrue) for each trading day that such shares are not delivered. The Warrants also include customary buy-in rights in the event the Company fails to deliver shares of Common Stock upon exercise thereof within the time periods set forth in the Warrant.

The Purchasers are “accredited investors” as defined under the Securities Act of 1933, as amended. The Purchasers, either alone or together with their respective representatives, have enough knowledge and experience to be considered sophisticated investors, have access to the type of information normally provided in a prospectus for a registered securities offering and have agreed not to resell or distribute the Warrants or the Warrant Shares to the public, except pursuant to an effective registration statement under the Securities Act, of 1933, as amended, or an exemption thereto.

EF Hutton, division of Benchmark Investments, LLC, agreed to act as placement agent (the “Placement Agent”) on a “reasonable best efforts” basis, in connection with the Offering. In connection with the Offering, the Company entered into a Placement Agency Agreement, dated as of November 1, 2021, by and between the Company and the Placement Agent (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agent received an aggregate cash fee of 6.0% of the aggregate gross proceeds of the Offering, a non-accountable expense reimbursement of 1.0% of the aggregate gross proceeds in the Offering, and $50,000 for the reimbursement of certain of the Placement Agent’s expenses.

The foregoing description of the Purchase Agreement, the Placement Agency Agreement and the Warrants is not complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement, Placement Agency Agreement and form of Common Stock Purchase Warrant, copies of which are attached as Exhibit 10.1, Exhibit 10.2, and Exhibit 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Procopio, Cory, Hargreaves & Savitch LLP, relating to the validity of the issuance of the Shares and the shares of Common Stock issuable upon exercise of the Warrants, is attached as Exhibit 5.1 hereto and is incorporated herein and into the Registration Statement and prospectus supplement filed in connection with the Offering by reference. A copy of the opinion of Carter Ledyard & Milburn LLP, relating to the validity of the issuance of the Warrants, is attached as Exhibit 5.2 hereto and is incorporated herein and into the Registration Statement and prospectus supplement filed in connection with the Offering by reference.

Item 7.01. Regulation FD Disclosure.

On November 1, 2021, the Company issued a press release announcing the pricing of the Offering, and on November 3, 2021, the Company issued a press release announcing closing of the Offering. Copies of the foregoing press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. In accordance with General Instruction B.2 of Form 8-K, the press releases attached to this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The press releases attached as Exhibit 99.1 Exhibit 99.2 shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Forward- Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act, as amended. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties, many of which are beyond the Company’s control, that may cause actual results or events to differ materially from those projected. These risks and uncertainties include risks described in the section entitled “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K filed with the Commission on June 8, 2021 and in its other filings with the Commission, including, without limitation, its reports on Forms 8-K and 10-Q, and the prospectus supplement filed with the Commission on November 3, 2021, relating to the Offering, all of which can be obtained on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management’s current estimates, projections, expectations and beliefs. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
Number	Description

4.1	Form of Common Stock Purchase Warrant.
5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP.
5.2	Opinion of Carter Ledyard & Milburn LLP.
10.1	Form of Securities Purchase Agreement, dated November 1, 2021, by and between NextPlay Technologies, Inc. and the investors party thereto.
10.2	Placement Agency Agreement, dated November 1, 2021, by and between NextPlay Technologies, Inc. and EF Hutton, a division of Benchmark Investments, LLC.
23.1	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in Exhibit 5.1).
23.2	Consent of Carter Ledyard & Milburn LLP (included in Exhibit 5.2).
99.1	Press Release of NextPlay Technologies, Inc., dated November 1, 2021.
99.2	Press Release of NextPlay Technologies, Inc., dated November 3, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAY TECHNOLOGIES, INC.

Date: November 3, 2021	By:	/s/ William Kerby
Name: William Kerby Co-Chief Executive Officer

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